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Genta Receives Special Protocol Assessment from FDA for Confirmatory
Trial of Genasense® Plus Chemotherapy in Chronic Lymphocytic Leukemia

Randomized Trial to Evaluate Fludarabine and Rituximab with or without Genasense in Previously Untreated Patients

BERKELEY HEIGHTS, NJ – July 26, 2006 – Genta Incorporated (Nasdaq: GNTA) announced that the Company’s proposal for a confirmatory trial of Genasense® (oblimersen sodium) Injection in patients with chronic lymphocytic leukemia (CLL) has completed Special Protocol Assessment (SPA) by the Food and Drug Administration (FDA).  The SPA documents FDA’s agreement regarding the trial’s design and planned analyses to fulfill commitments that may be required under provisions related to SubPart H regulations regarding accelerated approval.  Genta has filed a New Drug Application (NDA) under SubPart H for Genasense plus chemotherapy, which is currently under review by FDA.  The NDA has a target action date for a marketing approval decision by October 29, 2006 under the Prescription Drug User Fee Act (PDUFA).

The trial, which will be conducted in symptomatic patients who have not previously received chemotherapy, will randomize patients to receive fludarabine plus rituximab (Rituxan®; Genentech, Inc.) with or without Genasense.   The pivotal trial in the pending NDA employed a combination of fludarabine plus cyclophosphamide with or without Genasense in patients with relapsed or refractory CLL.

 “Data from our previous randomized trials have suggested that extensive prior treatment may introduce other mechanisms of acquired drug resistance,” said Dr. Loretta M. Itri, Genta’s Chief Medical Officer and President, Pharmaceutical Development.  “This study targets treatment-naïve patients with a regimen that is still considered investigational, but which includes the most widely prescribed drugs for CLL in the U.S. With this trial, we reaffirm our commitment to patients with this illness, and we are very pleased with FDA’s review of this next-step proposal.”

About Genta

Genta Incorporated is a biopharmaceutical company with a diversified product portfolio that is focused on delivering innovative products for the treatment of patients with cancer.  The Company’s research platform is anchored by two major programs that center on oligonucleotides (RNA- and DNA-based medicines) and small molecules. Genasense® (oblimersen sodium) Injection is the Company's lead compound from its oligonucleotide program.  The Company has submitted a New Drug Application (NDA) to the Food and Drug Administration for the use of Genasense plus fludarabine and cyclophosphamide for treatment of patients with relapsed or refractory chronic lymphocytic leukemia (CLL). Genta has also completed a Marketing Authorization Application to the European Medicines Agency (EMEA) for use of Genasense

plus dacarbazine for treatment of patients with advanced melanoma.  The leading drug in Genta’s small molecule program is Ganite® (gallium nitrate injection), which the Company is exclusively marketing in the U.S. for treatment of symptomatic patients with cancer related hypercalcemia that is resistant to hydration.  For more information about Genta, please visit our website at: www.genta.com.

Safe Harbor

This press release contains forward-looking statements with respect to business conducted by Genta Incorporated. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future.  Forward-looking statements include, without limitation, statements about:

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the Company’s ability to obtain necessary regulatory approval for Genasense® from the U.S. Food and Drug Administration (“FDA”) or European Medicines Agency (“EMEA”);

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the safety and efficacy of the Company’s products;

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the commencement and completion of clinical trials;

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the Company’s ability to develop, manufacture and sell its products;

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the adequacy of the Company’s capital resources and the Company’s ability to obtain sufficient financing to maintain the Company’s planned operations;

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the adequacy of the Company’s patents and proprietary rights;

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the impact of litigation that has been brought against the Company and its officers and directors;

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the other risks described under Certain Risks and Uncertainties Related to the Company’s Business, as contained in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

The Company does not undertake to update any forward-looking statements.   There are a number of factors that could cause actual results and developments to differ materially.  For a discussion of those risks and uncertainties, please see the Company's Annual Report on Form 10-K for 2005 and its most  recent Quarterly Report on Form 10-Q.

SOURCE: Genta Incorporated

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